REGISTRATION NO. 33-80419


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 3
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          RESIDENTIAL FUNDING MORTGAGE
                               SECURITIES II, INC.
        (Exact name of registrant as specified in governing instruments)

                                    Delaware
                            (State of Incorporation)

                                  (41-1808858)
                     (I.R.S. Employer Identification Number)

                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (612) 832-7000
   (Address and telephone number of Registrant's principal executive offices)

                        Christopher J. Nordeen, President
                          Residential Funding Mortgage
                               Securities II, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (612) 832-7000
            (Name, address and telephone number of agent for service)



                                   Copies to:

                            Robert L. Schwartz, Esq.
                            GMAC Mortgage Corporation
                            3031 West Grand Boulevard
                             Detroit, Michigan 48232


                Stephen S. Kudenholdt, Esq.
                Paul D. Tvetenstrand, Esq.      Katharine I. Crost, Esq.
                  Thacher Proffitt & Wood    Orrick, Herrington & Sutcliffe
                  Two World Trade Center          599 Lexington Avenue
                 New York, New York 10048       New York, New York 10022


      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box.
[X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]-----------------

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434,
                                               CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                                     Proposed
                                                                     Maximum
                                             Amount                  Offering
    Title of Securities Being           to be Registered              Price
           Registered                         (2)                  Per Unit (1)
--------------------------------------------------------------------------------
Home Equity Loan                           $1,000,000                  100%
Pass-Through Certificates and
Home Equity Loan-Backed
Notes (Issuable in Series)
--------------------------------------------------------------------------------

 please check the following box. [  ]

--------------------------------------------------
              Proposed
              Maximum
             Aggregate                  Amount of
              Offering                Registration
             Price (1)                   Fee (2)
---------------------------------------------------
             $1,000,000                    $0



---------------------------------------------------





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(1)       No  additional   registration   fees  in  connection  with  $1,000,000
          aggregate   principal   amount  of  Home  Equity   Loan   Pass-Through
          Certificates shall be paid by the Registrant as such fees were paid in connection with the original filing on December 13, 1995.

     (2)  2,000,000,000.00  aggregate  principal  amount  of  Home  Equity  Loan
Pass-Through Certificates registered by the Registrant under Registration Statement No. 33-92096 on Form S-3 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Home Equity Loan Pass-Through Certificates have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $2,001,000,000.00. -----------------------------

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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                                                 EXPLANATORY NOTE

    The form of prospectus filed herewith is intended to amend and supersede the prospectus relating to Home Equity Loan-Backed Notes in order to provide for other types of loans in the related trust fund. The prospectus previously provided that the related trust fund would include only one- to four-family first or junior lien home equity revolving lines of credit. The amended prospectus now provides that the related trust fund may include, in addition to home equity revolving lines of credit, closed-end home equity loans, home improvement contracts and manufactured housing contracts. All other documents filed as part of Registration Statement No.
33-80419 remain unchanged.

[NY01:227405.2]  16069-00369  10/16/96 5:35pm

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